UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 1, 2025

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On May 1, 2025 (the “Closing Date”), electroCore, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of NeuroMetrix, Inc., a Delaware corporation (“NURO” and, following consummation of the Merger (as defined below), the “Surviving Corporation”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 17, 2024 (the “Merger Agreement”), by and among the Company, NURO, and Nexus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into NURO, with NURO surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

At the effective time (the “Effective Time”) of the Merger, each share of common stock, par value $0.0001 per share, of NURO (the “NURO Common Stock”) outstanding immediately prior to the Effective Time (including each share of NURO Common Stock underlying a NURO RSA or NURO RSU (as such terms are defined below)), was canceled and converted into the right to receive from the Surviving Corporation (i) an amount in cash equal to $4.49 per share of NURO Common Stock (the “Per Share Cash Consideration”) and (ii) one contingent value right (a “CVR”), representing the right to receive the Contingent Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”). Any shares of NURO Common Stock held by NURO as treasury stock or owned by the Company, Merger Sub, or any other subsidiary of the Company or NURO immediately prior to the Effective Time, were canceled, and no payment was made with respect thereto.

All issued and outstanding shares of NURO’s preferred stock, par value $0.001 per share (the “NURO Preferred Stock”) outstanding immediately prior to the Effective Time will continue to be outstanding after the Effective Time, except that thereafter, such shares of NURO Preferred Stock will, in accordance with their own terms, no longer be convertible into NURO Common Stock, but will instead be convertible into the right to receive from the Surviving Corporation the Merger Consideration payable in respect of the shares of NURO Common Stock into which such shares of NURO Preferred Stock would have been convertible immediately prior to the Effective Time.

At the Effective Time, outstanding awards of restricted stock with respect to shares of NURO Common Stock (each, a “NURO RSA”), that were outstanding and unvested immediately prior to the Effective Time, were converted into the right to receive consideration as follows (notwithstanding any vesting conditions, restrictions or risk of forfeiture): (i) each NURO RSA for which the holder thereof made a timely and valid election (an “83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, was canceled and converted into the right to receive the Merger Consideration with respect to each share of NURO Common Stock subject to such NURO RSA in accordance with the Merger Agreement and the CVR Agreement; and (ii) each NURO RSA for which the holder thereof did not make a timely and valid 83(b) Election was canceled and converted into the right to receive (a) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such NURO RSAs multiplied by (B) the Per Share Cash Consideration, without any interest thereon, and (b) one CVR with respect to each share of NURO Common Stock subject to such NURO RSAs immediately prior to the Effective Time.

At the Effective Time, each stock option granted by NURO to purchase NURO Common Stock (each, a “NURO Option”) that was outstanding and unvested immediately prior to the Effective Time (whether time- or performance-based) fully vested and became exercisable, and (i) each NURO Option that was then outstanding and unexercised immediately prior to the Effective Time, and which had a per share exercise price that was less than the Per Share Cash Consideration, was canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of such NURO Option; multiplied by the number of shares of NURO Common Stock underlying such NURO Option and (b) one CVR, and (ii) each NURO Option that was then outstanding and unexercised immediately prior to the Effective Time, and which had a per share exercise price that was equal to or greater than the Per Share Cash Consideration, was canceled with no consideration payable in respect thereof.

At the Effective Time, each NURO restricted stock unit (“NURO RSU”) that was outstanding immediately prior to the Effective Time, was automatically canceled and converted into the right to receive (i) an amount in cash equal to the product of (A) the number of shares of NURO Common Stock then underlying such NURO RSU multiplied by (B) the Per Share Cash Consideration, without any interest thereon and (ii) one CVR with respect to each share of NURO Common Stock subject to such NURO RSU.

At the Effective Time, subject to NURO’s Amended and Restated Management Retention and Incentive Plan (the “MRIP”) and subject to NURO’s receipt of an executed general release of claims, each eligible participant in the MRIP (a “Participant”) received the right to receive from the Surviving Corporation: (a) an amount in cash equal to (i) such Participant’s percentage interest set forth in the MRIP, multiplied by (ii) the Closing Cash Consideration (as defined in the Merger Agreement); and (b) upon the making of any Distributions (as defined in the CVR Agreement) pursuant to the CVR Agreement, such amounts in cash equal to (i) such Participant’s percentage interest set forth in the MRIP, multiplied by (ii) the Pre-MRIP Adjusted Proceeds in respect of the applicable Distribution Period (as each such term is defined in the CVR Agreement).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2024, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 2, 2025, the Company issued a press release announcing the completion of the Merger. The text of the press release is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this item and Exhibit 99.1 is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item or Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Item 8.01. Other Events.

Contingent Value Rights Agreement

At the Effective Time, the Company entered into a contingent value rights agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC (the “Rights Agent”), pursuant to which the holders (each, a “Holder”) of NURO Common Stock, NURO RSAs and NURO RSUs, as well as NURO Preferred Stock and NURO Options, if and when applicable under the terms of the Merger Agreement, may become entitled to contingent cash payments (each, a “Contingent Payment”) that, net of certain transaction expenses, will equal (1) 8% of the Quell Net Sales (as defined in the CVR Agreement) during the first 12-month period after the Closing Date, in an amount up to $500,000 (the “First Quell Net Sales Payment”), but if 8% of the Quell Net Sales during such period is less than $25,000, the First Quell Net Sales Payment shall be zero; (2) 6% of the Quell Net Sales during the second 12-month period after the Closing Date, in an amount up to $500,000 minus the amount of the First Quell Net Sales Payment (the “Second Quell Net Sales Payment”), but if 6% of the Quell Net Sales during such second period is less than $25,000, the Second Quell Net Sales Payment shall be zero; (3) an amount equal to $125,000 less any funds used by the Company as of July 1, 2025 out of a reserve of $250,000 for payment of potential expenses of the Company that were reserved against Net Cash (as determined pursuant to the Merger Agreement)); (4) the balance of the funds remaining in the reserve as of May 1, 2027; and (5) any additional proceeds received under that certain Asset Purchase Agreement, dated as of January 16, 2025, by and between NURO and Fukuda Denshi Co., Ltd. and that certain Asset Purchase Agreement, dated as of April 25, 2025, by and among NURO, Alera Medtech LLC and Impulse Medical Technologies (together, the “Disposition Agreements”) and upon the achievement of certain milestones related thereto (other than milestones which have already been achieved and for which proceeds were received by the Company prior to the Closing Date and included in the Company’s calculation of the Net Cash balance (as determined pursuant to the Merger Agreement)).

Under the CVR Agreement, the Rights Agent has, and Holders of at least 20% of the CVRs then-outstanding have, certain rights to audit and enforcement on behalf of all Holders of the CVRs. The Company shall cause NURO to use commercially reasonable efforts to consummate transactions contemplated by the Disposition Agreements, as such efforts are further described in the CVR Agreement.

The CVR Agreement has a term that commenced on the Closing Date and ends on the earlier of (a) December 31 of the calendar year in which the Company shall have caused to be paid to the Holders pursuant to the terms of the CVR Agreement all Distributions with respect to all payments (including any contingent payments) contemplated to be made by the applicable buyer pursuant to the Disposition Agreements, and (b) December 31, 2030.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

As permitted by Item 9.01 of Form 8-K, the financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

As permitted by Item 9.01 Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated December 17, 2024, by and among electroCore, Inc., Nexus Merger Sub Inc. and NeuroMetrix, Inc., incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on December 17, 2024.

99.1	Press Release dated May 2, 2025.

99.2	Contingent Value Rights Agreement dated May 1, 2025, by and between electroCore, Inc. and the Rights Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The disclosure schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

May 2, 2025	/s/ Joshua S. Lev
Joshua S. Lev
Chief Financial Officer